Exhibit 12.1

PRIMEDIA Inc.

Computation of Deficiency of Earnings to Fixed Charges Excluding Preferred Stock Dividends and Related Accretion

		Years Ended December 31,
		2003	2002	2001	2000	1999
		(dollars in thousands)
	Earnings:
Loss from continuing operations before income taxes		$(79,572)	$(257,696)	$(950,265)	$(342,773)	$(151,361)

	Adjustments:
Add:	Interest expense and amortization of deferred financing costs	127,990	143,347	156,875	147,769	168,153
Add:	Interest on Shares Subject to Mandatory Redemption	21,889
Add:	Equity losses in subsidiaries	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	11,963	10,519	14,206	12,394	11,188
	Total Adjustments:	166,098	160,012	210,842	170,300	180,032

	Total Earnings:	$86,526	$(97,684)	$(739,423)	$(172,473)	$28,671

	Fixed Charges:
	Interest expense and amortization of deferred financing costs	$127,990	$143,347	$156,875	$147,769	$168,153
	Interest on Shares Subject to Mandatory Redemption	$21,889
	Interest in rent expense	11,963	10,519	14,206	12,394	11,188
		$161,842	$153,866	$171,081	$160,163	$179,341

Deficiency of earnings to fixed charges excluding preferred stock dividends and related accretion		$(75,316)	$(251,550)	$(910,504)	$(332,636)	$(150,670)

PRIMEDIA Inc.

Computation of Deficiency of Earnings to Fixed Charges

		Years Ended December 31,
		2003	2002	2001	2000	1999
		(dollars in thousands)
Earnings:
Loss from continuing operations before income taxes		$(79,572)	$(257,696)	$(950,265)	$(342,773)	$(151,361)

Adjustments:
Add:	Interest expense and amortization of deferred financing costs	127,990	143,347	156,875	147,769	168,153
Add:	Interest on Shares Subject to Mandatory Redemption	21,889
Add:	Dividends on Preferenced Securities	41,853	47,656	62,236	53,063	53,062
Add:	Equity losses in subsidiaries	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	11,963	10,519	14,206	12,394	11,188
Less:	Dividends on Preferenced Securities	(41,853)	(47,656)	(62,236)	(53,063)	(53,062)
Total Adjustments:		166,098	160,012	210,842	170,300	180,032

Earnings		$86,526	$(97,684)	$(739,423)	$(172,473)	$28,671

Fixed Charges and Preferred Stock Dividends and Related Accretion:
	Interest expense and amortization of deferred financing costs	$127,990	$143,347	$156,875	$147,769	$168,153
	Interest on Shares Subject to Mandatory Redemption	$21,889
	Interest in rent expense	11,963	10,519	14,206	12,394	11,188
	Preferred stock dividends and related accretion	41,853	47,656	62,236	53,063	53,062
		$203,695	$201,522	$233,317	$213,226	$232,403

Deficiency of earnings to fixed charges		$(117,169)	$(299,206)	$(972,740)	$(385,699)	$(203,732)